EXHIBIT 99.2

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES

PRICING OF $225 MILLION OF 8.00% SENIOR CONVERTIBLE NOTES DUE 2029

PASADENA, CA. — April 21, 2009 — Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that it has priced a private offering of $225 million aggregate principal amount of 8.00% senior convertible notes due 2029. The Company also granted the initial purchasers a 30-day option to purchase up to an additional $35 million aggregate principal amount of the notes.

The notes will have an initial conversion rate of approximately 24.1546 shares of the Company’s common stock per $1,000 principal amount of the notes, representing a conversion price of approximately $41.40 per share of the Company’s common stock and a conversion premium of approximately 15% based on the last reported sale price of $36.00 per share of the Company’s common stock on April 21, 2009. The notes will be unsecured obligations of the Company, convertible under certain circumstances into cash, shares of the Company’s common stock, or a combination of both, at the Company’s election.  The closing of the sale of the notes is expected to occur on April 27, 2009.

The Company intends to use the net proceeds from this offering to reduce the outstanding balance on its unsecured line of credit. The Company may borrow funds under its unsecured line of credit to repurchase certain of its outstanding convertible notes and pay down a portion of its senior secured term loan. The Company may then also borrow from time to time under its unsecured line of credit to provide funds for general working capital and other corporate purposes, including the repayment of debt and selective redevelopment or development of life science properties.

The notes will be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and any shares of the Company’s common stock that may be issued upon conversion of the notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of notes (including an over-allotment option), its intended use of the proceeds and the expected closing date of the offering. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of today, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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